Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-210394 on Form F-3 of our reports dated March 5, 2018, relating to the consolidated financial statements of Capital Product Partners L.P. (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Partnership for the year ended December 31, 2017.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 5, 2018